SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 23, 2004



                                   AAON, INC.
                                   ----------
             (Exact name of registrant as specified in its charter)



           Nevada                       0-18953                  87-0448736
           ------                       -------                  ----------
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


                     2425 South Yukon, Tulsa, Oklahoma 74107
                     ---------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (918) 583-2266


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Item 4.  Changes in Registrant's Certifying Accountant.
         ---------------------------------------------

         At a meeting on June 22, 2004, the Audit Committee of the Board of Directors of the Company approved the engagement of Grant Thornton LLP as its independent auditors to replace the firm of Ernst & Young LLP which was dismissed as auditors of the Company effective June 23, 2004.

         The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 2002 and 2003, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its report. The Company has requested Ernst & Young LLP to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 25, 2004, is filed as Exhibit 1 to this Form 8-K.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AAON, INC.



Date:  June 25, 2004                     By: /s/ John B. Johnson, Jr.
                                             -----------------------------------
                                                 John B. Johnson, Jr., Secretary


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                                    Exhibit 1


June 25, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read Item 4 of Form 8-K dated June 25, 2004, of AAON, Inc. and are in agreement with the statements contained in the second and third paragraphs on page one therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                   /s/ Ernst & Young LLP

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